                                                                   EXHIBIT 10.18


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
--------------------------------------------------------------------------
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE
-------------------------------------------------------------------------
CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
--------------------------------------------------------------------------------
AND EXCHANGE COMMISSION.]
-------------------------

Clin Sites Logo
                              SERVICES AGREEMENT
                              ------------------


     THIS SERVICES AGREEMENT (this "Agreement") made and entered into as November 1, 1999, by and between PHARMACEUTICAL DEVELOPMENT ASSOCIATES INC. ("CLINSITES/PDA") a North Carolina corporation, wholly owned subsidiary of Clinical Site Services Corp. d.b.a. ClinSites, a Tennessee corporation (the "Company"), and INSPIRE PHARMACEUTICALS, INC. a North Carolina corporation ("Sponsor").

WITNESSETH:
----------

     WHEREAS, the Company is engaged in the business of managing the pre-clinical, clinical and/or regulatory testing and development ("Product Development") required in the process of obtaining Food and Drug Administration ("FDA") approval to market or provide post-market support for Products (as defined herein);

     WHEREAS, Sponsor has need for such Product Development services in order to obtain FDA approval and to market such Products;

     WHEREAS, Sponsor desires to engage the Company to perform certain Product Development services of its Products and the Company desires to perform such Product Development services for Sponsor, all upon the terms and conditions hereinafter set forth; and

AGREEMENT
---------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sponsor and the Company hereby agree as follows:

1.   Definitions.  As used in this Agreement, the following terms shall have the
     ------------
following meanings:

     1.1  Products. Products shall mean any proprietary drug, device, or
          --------
          cosmetic product, which is owned by, or to be developed by Sponsor or its assignees, licensees or licensors, and which has not currently been placed on the market in the United States (or any other applicable country) by Sponsor. It shall also include products currently on the market if such development is being conducted for an indication or application not currently approved by the appropriate federal agency(ies), or if the product is a generic drug.

     1.2  Development Plan and Exhibit. Development Plan shall mean an outline
          ----------------------------
          of the Product Development services to be performed, the timetable in which it is estimated to be performed, the standards of quality that shall apply, the budget within which it is estimated to be accomplished and a payment schedule and fees, all set forth on the exhibits appended hereto as Exhibits(s) A, B, C or D, etc. for each additional Development Plan agreed upon for each project. Each exhibit and this Agreement shall collectively and independent from each other exhibit, constitute the entire agreement for each Development Plan. To the extent any terms set forth in an exhibit shall conflict with the terms set forth in this Agreement, the terms of the exhibit shall control unless otherwise specifically set forth in the exhibit.

     1.3  Protocol.  Protocol shall mean the detailed plan for the
          --------
          accomplishment of an investigational study, including the forms on which all data will be recorded.

2.   Scope of Services.
     -----------------

     2.1  Scope of Services. The Company shall provide such Product Development
          ---  -----------------
          services in support of Sponsor Products, as shall be more fully described on the Development Plan(s) set forth on Exhibits A, B, etc. as attached or appended hereto. Such Development Plans will be based on the applicable Protocols, which Protocols shall be considered an integral part each respective Development Plan and will be attached as Attachment 1 of each Exhibit A, B, etc., as attached and made a part hereof. In addition, the Company will use commercially reasonable efforts to perform such other services, not included in any Development Plan or Protocol, which may be reasonably requested by Sponsor in writing.

     2.2  Conduct of Services. The Company shall use its best efforts to
          -------------------
          prepare, perform and complete the Development Plan in accordance with the timetable agreed upon between the parties. The Company shall conduct Product Development strictly in accordance with the formats and procedure set forth in the Company's Standard Operating Procedures ("SOP"). The current SOPs, as they apply to this protocol, shall not be changed without the prior notification and consent of the Sponsor and shall be available for review upon request by the Sponsor. All work shall be performed in a workmanlike and professional manner by the Company strictly in accordance with the Development Plan, Protocols and any applicable federal and state laws and regulations and guidelines provided by the FDA to include, but not to be limited to, Title 21 of the Code of Federal Regulations, International Congress of Harmonization Good Clinical Practice Guidelines as reported in the Federal Register on May 9, 1997, Good Laboratory Practices, and Good Manufacturing Practices if, and as applicable. The Company shall cooperate with any reasonable internal review or audit including GCP auditing by the Sponsor or Sponsor's appointee and make available to them for examination during normal business hours all documentation, data and information relating to Services.

     2.3  Obligation of Contractors and Sub-Contractors. The Company may,
          ---------------------------------------------
          subject to sponsor's prior written consent, sub-contract part of the Services with a third party. The Company shall ensure that sub-contractor assumes obligations equivalent to those assumed by the Company under this Agreement in particular as regards Sections 2.2 (Conduct of Services), 5 (Record Storage), 6 (Publications), 8 (Confidentiality) and 9 (Invention and Discoveries). The Company acknowledges and confirms that by sub-contracting its rights and obligation hereunder it shall not be released from any of its contractual obligation under this Agreement and that it shall remain fully responsible for the complete performance of such obligations under this Agreement.

3.   Fee, Expenses and Payment.
     -------------------------

     Fees and expenses will be in accordance with the terms of each appended Exhibit (A,B, etc.). However, should work be requested which is not specifically covered by an appended Exhibit, the following rates shall apply.

     3.1  Fees.  In consideration of the services to be performed by the
          ----
          Company, Sponsor shall pay to the Company the following fees:

          (a) For senior management, a rate of * per hour or a daily rate equal to *;

          (b)  For project manager, a rate of * per hour or a daily rate of *;

          (c) For technical, clinical research associate, or clinical coordinator's time, a rate of * per hour or a rate equal to * per day; or

          (d) For clerical or secretarial time, a rate of * per hour or a rate of * per day.


     3.2  Reimbursement of Expenses.  In addition to the foregoing, Sponsor
          -------------------------
          shall pay the Company its actual out-of-pocket expenses as reasonably incurred by the Company in furtherance of its performance hereunder. The Company agrees to provide Sponsor with access to such receipts, ledgers, and other records as may be reasonably necessary in order for Sponsor or its accountants to verify the amount and nature of any such expenses.

     3.3  Additional Work. The fees and charges for any follow-on or additional
          ---------------
          work not described in this Agreement or the Development Plan shall be performed pursuant to written authorization from Sponsor at the Company's then-current rates for such work.

     3.4  Business Travel. All out-of-town business travel will be construed to
          ---------------
          require a minimum of one (1) full day's time.

     3.5  Payment. Sponsor shall pay all fees and expenses owing to the Company
          -------
          hereunder within thirty (30) days after the Company has submitted to Sponsor an itemized invoice therfor.

4.   Term and Termination.
     --------------------

4.1  Term. The term of this Agreement shall commence on the date set forth on
     ----
     the first page hereof and shall continue through November 1, 2001 (the "Termination Date"), unless terminated earlier by either party in accordance with the terms of this Agreement. Exhibit shall become effective upon the date of complete execution by the parties and shall terminate upon the completion of the services unless earlier terminated in accordance with this Section.

4.2  Termination. This Agreement or Exhibit may be terminated for any reason or
     -----------
     for no reason by either party upon sixty (60) day's written notice, or if a party breaches any material representation, warranty or obligation provided hereunder and the breaching party fails to cure such breach within ten (10) days of receipt of such notice, the non-breaching party shall be entitled to terminate this agreement immediately upon expiration of such ten (10) day period; provided that the cure period for any failure of Sponsor to pay fees and charges due hereunder shall be fifteen (15) days from the date of receipt by Sponsor of notice of such failure.


*    [CONFIDENTIAL TREATMENT REQUESTED]

4.3  Remaining Payments. Within sixty (60) days of termination of this Agreement
     ------------------
     or Exhibit for any reason, except in case of the breach caused by either party, the Company shall submit to Sponsor an itemized invoice for any fees or expenses theretofore accrued and unpaid by the Sponsor under this Agreement or Exhibit. Sponsor, upon payment of accrued amounts so invoiced, shall thereafter have no further liability or obligation to the Company whatsoever for any further fees or expenses arising hereunder. In the event the Company terminates this Agreement or Exhibit because of the breach of Sponsor, the Company shall be entitled to reimbursement of all incurred expenses, a pro rata payment for work in progress based on the percentage of work then completed, plus the full amount of payment attributable to studies and testing already furnished by the Company. In the event this Agreement or Exhibit is terminated because of a material breach of the Agreement or Exhibit by the Company, the Company shall refund to the Sponsor all fees and expenses the Sponsor theretofore paid to the Company.

4.4  Renewals. This Agreement may be renewed for successive one (1) year terms
     --------
     (each an "Additional Term") by both parties agreeing in writing to the terms and conditions of such renewal sixty (60) days prior to the Termination Date or the termination of any Additional Term.

5.   Record Storage.  The Company shall retain in its archive all original data
     --------------
     and other materials arising out of the conduct of the Service by the Company for a period of two (2) years after the date of marketing approval by the US FDA for the Product. At the end of the two (2) year period referred to above, the Company shall contact the Sponsor for instruction on the transfer, retention or disposal of materials.

6.   Publications. The Company and its employees, contractors, consultants
     ------------
     (specifically excluding clinical investigators) and all other contracted parties shall not make any publication related to Product Development services hereunder without the express written permission of Sponsor. The Company's agreements with all clinical investigators shall be constructed so as to require an opportunity for review and comment by Sponsor prior to any such publication. All data of a confidential or trade secret nature will be specifically excluded from such right to publish; provided, that Sponsor shall specify in writing to the Company what data it considers confidential pursuant to Section 8.1.

7.   Disclaimer of Benefits. It is expressly agreed that all services provided
     ----------------------
     by the Company and its employees, agents, or representatives pursuant to this Agreement are performed in the Company's capacity as an independent contractor and its employees, agents, or representatives are not employees of Sponsor. The Company retains the sole right to hire, discipline, evaluate, and terminate its own employees and to set their hours, wages, and terms and conditions of employment in accordance with the law and its obligations hereunder. Consequently, the Company's employees, agents, or representatives are not entitled to and will not receive from Sponsor in connection with the services hereunder any insurance coverage, pension, profit-sharing, paid vacation, disability or similar benefits normally provided by Sponsor to its employees.

8.   Confidentiality.
     ---------------

     8.1  Confidential Information. The Company hereby agrees to treat any
          ------------------------
          confidential or proprietary information obtained from Sponsor and generated or created by the Company as a direct and sole result of performing the services under this Agreement, including but not limited to, data, materials, equipment, experience (whether of a scientific, technical, engineering, operational or commercial nature), designs, specifications, know-how, product uses, processes, formulae, costs, financial data, marketing plans and direct selling systems, customer lists and technical and commercial information relating to customers or business projections used by Sponsor in its business (referred to hereinafter collectively as "Confidential Information"), whether or not the subject of any patent or patent application. The company recognizes that Confidential Information is the exclusive property of Sponsor.

          All such Confidential Information shall be in writing and marked "Confidential" or if orally disclosed reduced to writing within thirty
          (30) days of such disclosure and marked accordingly. Consequently, during the term of this Agreement and for 10 years thereafter, the Company shall not disclose to any unauthorized person or use in any unauthorized manner the Confidential Information. Notwithstanding the foregoing, the Company may disclose Confidential Information to its directors, officials, employees and sub-contractors to the extent necessary for the performance of the Services under this Agreement, provided, however, the Company shall impose upon them the same confidentiality obligation the Company has under this Agreement.

          In the event of a breach or a threatened breach by the Company of the provisions of this Section 8, Sponsor shall be entitled to seek an injunction restraining the Company from disclosing, in whole or in part, said Confidential Information and the Company agrees it will not oppose the grant of such injunction on the grounds that monetary damages are an adequate remedy. Nothing herein shall be construed as prohibiting Sponsor from pursuing any other remedies available to Sponsor at law or equity for any such breach or threatened breach.

     8.2  Exceptions to Confidential Information.  This obligation of
          --------------------------------------
          confidentiality shall not apply to information which:

          (a)  at the time of disclosure is in the public domain;

          (b) after disclosure becomes part of the public domain by publication or otherwise, other than by an unauthorized act or omission by the Company, its agents, employees, or subcontractors;

          (c) was in the possession of the Company at the time of disclosure and Company promptly notifies Sponsor in writing of such possession and the circumstances relating to the possession, and was not acquired directly or indirectly from Sponsor;

          (d) becomes known to the Company from a third party which has lawful access to such information and which may disclose the information without any obligation to Sponsor;

          (e) with Sponsors written permission may be required for obtaining essential or desirable authorizations or rights relating to the Products from governmental authorities or as otherwise required by law.

     8.3 The parties agree to keep confidential and not to disclose to any other person, firm or entity this Agreement and discussions hereunder unless the other party gives its prior written consent to such disclosure.

9.   Inventions and Discoveries.
     --------------------------

     9.1 All rights to any and all data, inventions, discoveries, improvements, designs, ideas, materials, machines, devices, and the like (hereinafter, the "Inventions") developed by the Company under this Agreement shall be considered proprietary and confidential and to be owned by Sponsor. The Company agrees to promptly disclose all such Inventions made by the Company under this Agreement to Sponsor. The Company agrees not to disclose the Inventions to a third party or to use the Inventions for its own benefit without the prior express written consent of Sponsor.

     9.2 The Company agrees to provide Sponsor with all information, know-how and materials necessary for Sponsor to obtain and maintain patents or other rights in the Inventions in all and all countries designated by Sponsor. The writing, designation of countries and filing will be done by Sponsor and shall be attached or appended hereto as Appendix A, B, C or D, etc. Prosecution of applications and maintenance of patent or other rights will be done by Sponsor. All costs and expenses related to prosecution of applications or maintenance of patents or other rights will be paid by Sponsor.

     10.  Change in Circumstances. The Company and Sponsor agree that medical
          -----------------------
          device, drug, and cosmetic research and development are not exact sciences and therefore may be subject to unplanned changes when dictated by preliminary data findings, FDA directives, supply and logistics problems or any other reason outside of the control of either party. If necessitated, the Company and Sponsor agree to evaluate the necessity to amend and Development Plans if required by any of the factors set forth above or if amendment is not agreed to by Sponsor to terminate this Agreement. In such limited circumstances, Sponsor's liability for any existing Development Plan will be limited solely to costs already incurred, paid or committed to the Company and any additional penalties or damages between the parties must be specifically set forth in the respective Development Plan (Exhibit).

     11.  General.

          11.1 Notice. Any notice, request, consent or communication under this
               ------
               Agreement shall be effective only if it is in writing and personally delivered, sent by certified mail return receipt requested, postage prepaid, nationally recognized express delivery service with delivery confirmed or telexed or telecopied with receipt confirmed, addressed as follows:

               If to Sponsor:

                   INSPIRE Pharmaceuticals Inc.
                   4222 Emperor Boulevard
                   Suite 470
                   Durham, NC 27703

                   Attention:  Dr. Don Kellerman, Vice President for Development

          If to The Company:

               8701 Mallard Creek Road
               Charlotte, North Carolina 28262
               Fax No.:  704-593-1805

               Attention:  D. Scott Davis, President

          or at such subsequent address as either party may designate to the other in writing, and shall be deemed to have been given as of the date when properly set in accordance with the terms hereof.

     11.2 Indemnification; Limited Liability. Sponsor hereby indemnifies and
          ----------------------------------
          agrees to defend and hold harmless the Company, its directors, officers, agents, representatives, employees, shareholders, successors and assigns, from and against any and all losses, claims, damages, expenses or fees (including attorney's fees) arising out of or related to any injury, disability or death caused or alleged to have been caused as a direct and/or indirect result of the development or investigation of any Product on behalf of Sponsor, and any other costs and expenses incurred in connection therewith which the Company, or any of them, may sustain or incur in any actions by any person, organization or governmental entity or agency or otherwise as a result of the performance, breach or nonperformance by Sponsor, its agents, employees, representatives or assigns of any of Sponsor's obligations or duties under this Agreement. However, any such liability, loss or damage resulting from negligence, willful malfeasance or failure by Company to perform the study in strict compliance with the Protocol, SOPs, FDA guidelines and regulations, including, but not limited to International Congress of Harmonization-Good Clinical Practices (ICH-GCPs), or such failure is by the Company's investigators, contractors, or employees, there shall be excluded from this agreement any obligation to indemnify or to hold harmless Company, its directors, officers, agents, representatives, employees, shareholders, successors and assigns. Sponsor agrees to maintain in full force, at its sole expense, adequate product liability insurance coverage covering Sponsor, Company and its contractors and subcontractors when engaged in the development and investigation of Sponsor products. SPONSOR AGREES THAT IN NO EVENT SHALL THE COMPANY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM THE SALE OF THE PRODUCTS, ANY BREACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, ANY SALES ORDER OR AGREEMENT FOR THE SALE OF PRODUCTS OR ANY BREACH OF ANY DIRECT OR INDIRECT OR EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION BY THE COMPANY.

     11.3 Binding Agreement. This Agreement shall inure to the benefit of and be
          -----------------
          binding on Sponsor, its successors, transferees and assigns, and on the Company, its successors, tranferees and assigns.

     11.4 Waiver of Breach. The waiver by either party of a default or breach or
          ----------------
          the failure by either party to claim a default or breach of any provision of this Agreement by the other party shall not be or be held to be a waiver of any subsequent default or breach of the same provision or of any other provision of this Agreement11.5 Amendment. This Agreement cannot be amended, changed, ---- --------- modified or supplemented in any manner whatsoever, except by another agreement in writing executed by the parties hereto.

     11.6  Assignment. Neither this Agreement, nor any of the rights, duties or
           ----------
           obligations of Sponsor or the Company hereunder, may be assigned or otherwise delegated by Sponsor or the Company, respectively, without the prior written consent of Sponsor or the Company, respectively.


     11.7  Headings. The headings of the various sections of this Agreement are
           --------
           inserted merely for the purpose of convenience of the parties and do not expressly or by implication limit, define or extend the specific terms of the section so designated.


     11.8  Entire Agreement. This Agreement cancels, merges and supersedes all
           ----------------
           prior and contemporaneous understandings and agreements relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire agreement of the parties hereto, and the parties hereto have no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. This Agreement shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.


     11.9  Severability. Except as otherwise expressly provided herein, if any
           ------------
           provisions of this Agreement shall be adjudicated to be invalid or unenforceable in any action or proceeding, whether in its entirety or in any portion, then such part shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable. Any such deletion or amendment shall apply only where the court rendering the same has jurisdiction.


     11.10 Effect of Termination. Termination of this Agreement for any or no
           ---------------------
           reason shall not release either party form liability to the other party which at the time of termination shall have already occurred or which thereafter may occur in respect of any act or omission prior to such termination; nor shall any such termination hereof affect in any way the survival of any right, duty or obligation of either party hereto which is to survive termination.


     11.11 Survival.  The obligations, rights and duties of the parties under
            --------
           Sections 6, 8, and 9 hereof shall survive the termination of this Agreement.


     11.12  Governing Law.  This Agreement and the rights and obligations of the
            -------------
            parties hereunder shall be subject to, governed by and construed and interpreted in accordance with, the laws of the State of North Carolina without regard to conflicts of laws principles of such State.


     11.13  Arbitration.  In the event of any dispute, the senior management of
            -----------
            Sponsor and Company will attempt in good faith to negotiate a mutually acceptable resolution. Any dispute arising out of or in connection with this Agreement, if not settled amicably between the parties hereto, shall be finally settled in accordance with the Rules of the American Arbitration Association by one (1) arbitrator selected mutually by the parties. If the parties are unable to agree on an arbitrator, then each party will select one (1) arbitrator and such arbitrators will then select one (1) arbitrator to hear the dispute. The arbitrator shall have the power to rule on his own competence and to give an award having force of law for the parties. The award shall be made in writing and shall be final and binding on the parties. The parties shall undertake to carry out the award without delay. The award may be made public only with the consent of both parties. The applicable law shall be the law of the United States and the State of North Carolina and the place of arbitration shall be, unless otherwise agreed between the parties, Charlotte, North Carolina.

     11.14  Compliance with Laws.  Sponsor and the Company agree that in the
            --------------------
            performance of their duties under this Agreement they will not, directly or indirectly, violate or assist or cooperate with any other party in violating any of the provisions of any applicable health, safety, environmental, export, import, tax, antiboycott, corrupt practices or other laws of the United States, any state of subdivision thereof. Sponsor shall be responsible for obtaining all approvals, permits and licenses requisite under the laws of any jurisdiction for the sale of the Products, and for registering this Agreement where required and obtaining any approvals necessary for this Agreement to be effective in accordance with its terms.

     11.15  Integration. This Agreement, to include all appended Exhibits
            -----------
            entered into as of this date constitutes the entire agreement between the parties hereto relating to the subject matter hereof and no terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct, or act of either of the parties, except that hereafter the parties hereto may, subject to Section 10.

            (a) amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement, or

            (b) supplement this Agreement as provided herein by written instruments executed by both parties.

     11.16  Force Majeure. Neither party shall be in default hereunder by reason
            -------------
            of its delay in the performance of or failure to perform any of its obligations hereunder if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with applicable laws, rules or regulations, inability to secure necessary governmental priorities for materials, or for any circumstances beyond each respective party's reasonable control and without its fault or negligence.

     11.17  Conflicts with Other Laws. If any of the terms or provisions of this
            -------------------------
            Agreement are in conflict with any applicable statue or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be modified to conform with such statute or rule of law in such forms which most closely reflect the commercial and mutual intent of the parties under this Agreement.

     IN WITNESS WHEREOF, the parties have cause this Agreement to be duly executed as of the day and year first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION, WHICH MAY BE ENFORCED BY THE PARTIES.




                            CLINSITES / PHARMACEUTICAL
                            DEVELOPMENT ASSOCIATES INC.

                            By:     /s/ D. Scott Davis
                                    -------------------------------------------
                                    D. Scott Davis
                                    President


                            INSPIRE PHARMACEUTICALS, INC.

                            By:     /s/ Donald J. Kellerman
                                    -------------------------------------------

                            Name:   Donald J. Kellerman
                                    -------------------------------------------

                            Title:  Vice President, Development
                                    -------------------------------------------

                                  EXHIBIT A-99
                                    11/22/99

I.  INTRODUCTION

Per letter from Robin Sylvester dated October 8, 1999, Inspire Pharmaceuticals, Inc. (INSPIRE) has requested that Pharmaceutical Development Associates, Inc.
(PDA) submit a proposal for the conduct of a Phase II Dry Eye study in patients with kcratoconjunctivitis sicca (Project/Protocol Number INS365 - Ophthalmic
(03)). This study is to be conducted at approximately twelve investigative sites and enroll up to 200 patients to complete 150 evaluable patients.

II. RESPONSIBILITIES

    A. Under the terms of this agreement, INSPIRE's responsibilities would be as follows:

       1. Approval of this Development Plan, and signing of the appropriate support documentation
       2.  Final approval of all potential investigators
       3. Providing for the production & shipment (to the investigator) of all clinical supplies
       4. Providing for all regulatory submissions of FDA documentation regarding the study*
       5.  Generation and coordination of collection of regulatory documents*
       6.  Negotiating final grants and budgets with investigators*
       7.  Providing pre-study site evaluation*
       8.  Planning and conduct of the investigator's meeting*
       9.  Providing the medical monitor*
       10. Providing an in-house project manager for coordination and support
       11. Payment for site costs as required (i.e. investigator's fees, patient stipends, advertising, IRB fees, etc.) as needed.*
       12. Payment of 20% of the estimated budget to PDA upon signing of the contract and payment of monthly and/or bi-monthly invoices within 30 days of receipt

       * These services can be provided by PDA if needed, however, they are not included in the current budget.


    B. Under the terms of this agreement, PDA responsibilities would be as follows:

       1. Provision of a Lead CRA/Manager for study supervision and coordination with sponsor
       2.  Provision of a appropriate clerical support person
       3. Providing consultation regarding site/investigator identification and evaluation/qualification
       4. Assisting/advising with protocol design and assisting in completion of appendices, study manuals, etc.
       5.  Design and production of a study Case Report Form (CRF)
       6. Performing site initiation, periodic, and close-out monitoring visits for all centers
       7. Assuring that all data obtained from investigators is accurate and complete and that discrepancies are properly resolved and addressed
       8. Assuring that site investigator binders, IRB and regulatory compliance meet guidelines
       9. Assuring proper test article accountability is maintained by all investigators
       10. Assuring that the study is conducted under ICH/FDA guidelines, PDA and/or INSPIRE SOPs, study protocol requirements and INSPIRE guidelines
       11. Provision of weekly enrollment update and monthly summary of study progress throughout the study
       12. Design of data entry screens
       13. QA/QC and query resolution of clinical data
       14. Double-key entry of all clinical data

III.    ESTIMATED TIMETABLE*

                      [CONFIDENTIAL TREATMENT REQUESTED]

        *This timetable may be modified pending agreement between both INSPIRE and PDA

IV.     ASSUMPTIONS

It is assumed that the study design, timetables, numbers of sites, numbers of patients and other key elements of the proposed study will not change significantly and that investigator budgets are adequate to motivate clinical investigators. Since PDA is not choosing clinical investigators we cannot guarantee investigator site quality and/or enrollment speed. Should the study duration be extended through no fault of PDA, monitoring, lead CRA and clerical time, and other time related costs will increase accordingly.

V.    BUDGET ESTIMATES*

      A.  CRO Management, Monitoring, Administrative (Non-Passthrough) Costs*
Item                                                     Basis              Cost

1. Protocol review/ supplemental material development
2. Case report form development
3. Investigator meeting preparation (presentation of CRF)
4. Personnel time to attend investigator/planning meetings
5. Personnel time for prestudy/initiation visits
6. Personnel time for periodic and close-out visits
7. Site contact and phone reports
8. CRA report writing (2.5 hours/visit)                      [CONFIDENTIAL
9. Study oversight/management (Lead CRA / manager)             TREATMENT
10.Study clerical/administrative support                       REQUESTED]
11.Data validation: completed patients
12.Data validation: screen failure & dropouts
13.Database data-screen design & logic check
   programming/testing
14.Double-key data entry/query resolution
15.Report writing Assistance with integrated report
16.Statistical Services: creation of statistical output for final report
   Subtotal

IV.  BUDGET ESTIMATE (Continued)*

     B. CRO Support Service (Passthrough) Costs*


Item                                                  Basis                 Cost

1. Travel expenses investigator/planning meetings
2. Travel expenses monitoring
3. Support services (phone, fax, copying, shipping, etc.)      [CONFIDENTIAL
4. Printing/binding of case report form                          TREATMENT
   Subtotal                                                      REQUESTED]

TOTAL ESTIMATED CRO COSTS


   * These totals are based on initiation of a total of 12 sites. Additional sites and/or patients will increase the final budget figures proportionally. Actual CRO final costs may be increased or decreased in the following ways:


      1) Travel expenses, support services and printing/binding costs as listed above are estimates only. Actual expenses will be invoiced to INSPIRE as incurred. PDA will use its best efforts to travel and perform study overhead functions as cost effectively as possible.

      2) Personnel costs will vary according to the actual number of monitoring visits conducted and day/hours spent at the site. The total number of monitoring visits and days spent at the site will not exceed what is described above except at the specific request of designated INSPIRE personnel.

      3) Study oversight and administration costs are fixed rate expenses and will vary only if the duration of the study changes (terminated early or extended), or if the scope of responsibilities is significantly changed. This will only occur at the specific request of designated INSPIRE personnel.


VI.  MISCELLANEOUS


NOTE: Once this development plan is signed, subsequent modifications shall be renegotiated as indicated in paragraph 4.4 and 4.5 of the general contractual "AGREEMENT." INSPIRE may terminate (cancel) this agreement in its entirety as described in the "Services Agreement" Section 4, upon payment to PDA of all non-reimbursed costs incurred/committed which cannot be renegotiated. Additionally, if this agreement is terminated without cause, a penalty of 5% of the remaining unpaid balance will be applied to the contract.

Unless otherwise specified in attached Addenda to this EXHIBIT, the conditions, rights and obligations of the parties shall be as set forth in the General Agreement between the parties dated November 1, 1999.



By: /s/ D. Scott Davis, President            By: /s/ Donald J. Kellerman
    -------------------------------              -------------------------------
    D. Scott Davis, President                    Inspire